Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

ICF to Acquire Creative Systems and Consulting

●	Acquisition Expands ICF’s Federal IT Modernization/Digital Transformation Capabilities with Leading Salesforce, Microsoft Implementation Teams
●	Transaction Expected to be Slightly Accretive to ICF’s GAAP EPS in 2022

FAIRFAX, VA (December 13, 2021) – ICF (NASDAQ:ICFI), a global consulting and digital services provider, today announced that it has entered into a definitive agreement to acquire Creative Systems and Consulting (Creative), a premier provider of IT modernization and digital transformation solutions to U.S. federal agencies. ICF estimates that Creative will generate approximately $60 million in revenue in 2021. ICF also anticipates it will maintain a post-acquisition revenue growth rate during 2022 in the mid-teens. Creative’s margins are at the high end of the ICF federal government range, and the transaction is expected to be slightly accretive to ICF’s GAAP EPS in 2022. The acquisition is subject to customary closing conditions and is expected to close before the end of 2021.

Creative provides federal agencies with a full suite of capabilities including digital strategy, cloud and infrastructure solutions, customer experience and data analytics. Their 270-person team brings substantial expertise in Salesforce as well as the Microsoft and ServiceNow platforms, complementing ICF’s leading ServiceNow and Appian capabilities.

“This transaction is aligned with our strategy of pairing organic growth with select acquisitions that strengthen ICF’s position in key growth markets,” said John Wasson, chairman and chief executive officer. “Creative’s expertise in cloud development considerably expands our qualifications in the federal IT modernization/digital transformation arena, and the company has delivered flagship work with many civilian agencies that have been long-standing clients of ICF, including the U.S. Department of Health and Human Services, the U.S. Department of Agriculture and the U.S. Department of Treasury. We expect this acquisition to provide significant opportunities for revenue synergies over time as ICF now will offer leading practices supporting the most highly adopted low-code/no-code platforms in the federal government. Importantly, the cultural fit is excellent, highlighted by a shared commitment to delivering value to clients while making a difference in the communities we serve.”

Creative brings over 900 technical and platform certifications, including over 300 in Salesforce, over 50 in Microsoft and 160 in ServiceNow, and has supported over 200 federal cloud and infrastructure projects.

“We are excited by the opportunity to join ICF and build on their strong digital transformation capabilities and leading platform partnerships,” said Vanitha Khera, Creative CEO. “Together, we will offer an unparalleled portfolio of digital services along with our world-class domain expertise—from strategic advisory to analytics to platforms and agile delivery—as federal agencies work to generate scalable, more efficient and cost-effective outcomes.”

Founded in 2010, Creative has been at the forefront of designing, orchestrating and managing SaaS environments through human-centered design and DevSecOps (Development, Security and Operations) approaches. The company recently received the highest possible level of Salesforce Partnership, SUMMIT.

ICF provides deep domain expertise and the latest digital, cyber, low-code platform and cloud-based modernization services to deliver responsive, scalable solutions. ICF is a leading ServiceNow implementor and was named ServiceNow’s #1 Federal Partner of the Year in 2019. ICF is also the largest federal Appian practice in North America and was named the Appian 2021 Trusted Delivery Partner in the Public Sector.

ICF’s corporate development team managed a proprietary acquisition process with Creative’s exclusive financial advisor, Baird.

Read more about ICF and Creative.

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About ICF

ICF is a global consulting services company with approximately 7,500 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; our ability to acquire and successfully integrate businesses; and the effects of the novel coronavirus disease (COVID-19) and related federal, state and local government actions and reactions on the health of our staff and that of our clients, the continuity of our and our clients’ operations, our results of operations and our outlook. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements that are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.